Exhibit 99.2
Explanation of Non-GAAP and Other Financial Measures
This Exhibit 99.2 to the accompanying Current Report on Form 8-K for Bentley Systems, Incorporated (“Bentley Systems,” the “Company,” “we,” “our,” and words of similar import) sets forth the reasons we believe that presentation of financial measures not in accordance with GAAP contained in this press release filed as Exhibit 99.1 to the Current Report on Form 8-K provides useful information to investors regarding our results of operations, financial condition, and liquidity. To the extent material, this Exhibit also discloses the additional purposes, if any, for which our management uses these non‑GAAP financial measures. Reconciliations between these non‑GAAP financial measures to their most directly comparable GAAP financial measures are included in this press release itself. Non‑GAAP financial information should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, including operating income, net income, diluted net income per share attributable to Bentley Systems stockholders, cash flows from operating activities or other measures of performance or liquidity, and should be read in conjunction with the financial statements included in our Annual Report on Form 10‑K to be filed with the United States Securities and Exchange Commission.
Our non‑GAAP and other financial measures may vary significantly from period to period for reasons unrelated to our operating performance and may differ from similarly titled measures presented by other companies.
Constant currency
Constant currency and constant currency growth rates are non-GAAP financial measures that present our results of operations excluding the estimated effects of foreign currency exchange rate fluctuations. A significant amount of our operations is conducted in foreign currencies. As a result, the comparability of the financial results reported in U.S. dollars is affected by changes in foreign currency exchange rates. We use constant currency and constant currency growth rates to evaluate the underlying performance of the business, and we believe it is helpful for investors to present operating results on a comparable basis period over period to evaluate its underlying performance.
In reporting period‑over‑period results, except for ARR as discussed further below, we calculate the effects of foreign currency fluctuations and constant currency information by translating current and prior period results on a transactional basis to our reporting currency using prior period average foreign currency exchange rates in which the transactions occurred.
Recurring revenues
Recurring revenues are the basis for our other revenue-related key business metrics. We believe this measure is useful in evaluating our ability to consistently retain and grow our revenues from accounts with revenues in the prior period (“existing accounts”).
Recurring revenues are subscriptions revenues that recur monthly, quarterly, or annually with specific or automatic renewal clauses and professional services revenues in which the underlying contract is based on a fixed fee and contains automatic annual renewal provisions.
Annualized recurring revenues (“ARR”)
ARR is a key business metric that we believe is useful in evaluating the scale and growth of our business as well as to assist in the evaluation of underlying trends in our business. Furthermore, we believe ARR, considered in connection with our last twelve‑month recurring revenues dollar‑based net retention rate, is a leading indicator of revenue growth.

ARR is defined as the sum of the annualized value of our portfolio of contracts that produce recurring revenues as of the last day of the reporting period, and the annualized value of the last three months of recognized revenues for our contractually recurring consumption‑based software subscriptions with consumption measurement durations of less than one year, calculated using the spot foreign currency exchange rates. We believe that the last three months of recognized revenues, on an annualized basis, for our recurring software subscriptions with consumption measurement period durations of less than one year is a reasonable estimate of the annual revenues, given our consistently high retention rate and stability of usage under such subscriptions.
Constant currency ARR growth rate is the growth rate of ARR measured on a constant currency basis. In reporting period‑over‑period ARR growth rates in constant currency, we calculate constant currency growth rates by translating current and prior period ARR on a transactional basis to our reporting currency using current year budget exchange rates. Constant currency ARR growth rate from business performance excludes the ARR onboarding of our platform acquisitions and includes the impact from the ARR onboarding of programmatic acquisitions, which generally are immaterial, individually and in the aggregate. We believe these ARR growth rates are important metrics indicating the scale and growth of our business.
Last twelve‑month recurring revenues dollar‑based net retention rate
Last twelve‑month recurring revenues dollar‑based net retention rate is a key business metric that we believe is useful in evaluating our ability to consistently retain and grow our recurring revenues.
Last twelve‑month recurring revenues dollar‑based net retention rate is calculated, using the average exchange rates for the prior period, as follows: the recurring revenues for the current period, including any growth or reductions from existing accounts, but excluding recurring revenues from any new accounts added during the current period, divided by the total recurring revenues from all accounts during the prior period. A period is defined as any trailing twelve months. Related to our platform acquisitions, recurring revenues into new accounts will be captured as existing accounts starting with the second anniversary of the acquisition when such data conforms to the calculation methodology. This may cause variability in the comparison.
Current Periods Definition: Adjusted operating income less stock-based compensation expense (“AOI less SBC”)
AOI less SBC is a non-GAAP financial measure and was used to measure the operational strength and performance of our business, as well as to assist in the evaluation of underlying trends in our business.
AOI less SBC is defined as operating income adjusted for the following: amortization of purchased intangibles, expense (income) relating to deferred compensation plan liabilities, acquisition expenses (inclusive of cash-settled retention incentives provided to key employees of acquired companies), and realignment expenses (income), for the respective periods.
AOI less SBC was our primary performance measure, which excludes certain expenses and charges, including cash-settled retention incentives provided to key employees of acquired companies, as we believed these may not be indicative of the Company’s core business operating results. We intentionally included stock-based compensation expense in this measure as we believed it better captured the economic costs of our business.
Management used this non-GAAP financial measure to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, to evaluate financial performance, and in our comparison of our financial results to those of other companies. It was also a significant performance measure in certain of our executive incentive compensation programs.
AOI less SBC margin is calculated by dividing AOI less SBC by total revenues.

Future Periods Definition: Adjusted operating income less operating stock-based compensation expense (“AOI less Operating SBC”)
AOI less Operating SBC is a non-GAAP financial measure and is used to measure the operational strength and performance of our business, as well as to assist in the evaluation of underlying trends in our business.
AOI less Operating SBC is defined as operating income adjusted for the following: amortization of purchased intangibles, expense (income) relating to deferred compensation plan liabilities, acquisition expenses (inclusive of cash- and equity-settled retention incentives provided to key employees of acquired companies), and realignment expenses (income), for the respective periods.
AOI less Operating SBC will be our primary performance measure, which excludes certain expenses and charges, including cash- and equity-settled retention incentives provided to key employees of acquired companies, which we believe may not be indicative of the Company’s core business operating results. We intentionally include operating stock-based compensation expense in this measure as we believe it better captures the economic costs of our business.
Management uses this non-GAAP financial measure to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, to evaluate financial performance, and in our comparison of our financial results to those of other companies. It is expected to be a significant performance measure in certain of our executive incentive compensation programs.
AOI less Operating SBC margin is calculated by dividing AOI less Operating SBC by total revenues.
Current Periods Definition: Adjusted operating income (“AOI”)
Adjusted operating income is a non-GAAP financial measure that we believe is useful to investors in making comparisons to other companies, although this measure may not be directly comparable to similar measures used by other companies.
Adjusted operating income is defined as operating income adjusted for the following: amortization of purchased intangibles, expense (income) relating to deferred compensation plan liabilities, acquisition expenses (inclusive of cash-settled retention incentives provided to key employees of acquired companies), realignment expenses (income), and stock‑based compensation expense, for the respective periods.
Future Periods Definition: Adjusted operating income (“AOI”)
Adjusted operating income is a non-GAAP financial measure that we believe is useful to investors in making comparisons to other companies, although this measure may not be directly comparable to similar measures used by other companies.
Adjusted operating income is defined as operating income adjusted for the following: amortization of purchased intangibles, expense (income) relating to deferred compensation plan liabilities, acquisition expenses (inclusive of cash- and equity-based retention incentives provided to key employees of acquired companies), realignment expenses (income), and operating stock‑based compensation expense, for the respective periods.
Adjusted net income and Adjusted EPS
Adjusted net income and Adjusted EPS are non-GAAP financial measures presenting the earnings generated by our ongoing operations that we believe is useful to investors in making meaningful comparisons to other companies, although these measures may not be directly comparable to similar measures used by other companies, and period-over-period comparisons.

Adjusted net income is defined as net income attributable to Bentley Systems adjusted for the following: amortization of purchased intangibles, stock‑based compensation expense, expense (income) relating to deferred compensation plan liabilities, acquisition expenses (inclusive of cash-settled retention incentives provided to key employees of acquired companies), realignment expenses (income), other non‑operating (income) expense, net, the tax effect of the above adjustments to net income, and equity in net (income) losses of investees, net of tax, for the respective periods. The income tax effect of non‑GAAP adjustments was determined using the applicable rates in the taxing jurisdictions in which income or expense occurred, and represent both current and deferred income tax expense or benefit based on the nature of the non‑GAAP adjustments, including the tax effects of non‑cash stock‑based compensation expense.
Adjusted EPS is calculated as Adjusted net income, less net income attributable to Bentley Systems allocated to participating securities, plus interest expense, net of tax, attributable to the convertible senior notes using the if‑converted method, if applicable, (numerator) divided by Adjusted diluted weighted average shares (denominator). Adjusted diluted weighted average shares is calculated by adding incremental shares related to the dilutive effect of convertible senior notes using the if‑converted method, if applicable, to diluted weighted average shares.
Free cash flow
Free cash flow is a non-GAAP financial measure and our primary liquidity measure that we believe provides a meaningful measure of liquidity and a useful basis for assessing our ability to service our debt obligations, make strategic acquisitions and investments, and return capital to investors through dividends and stock repurchases. Additionally, we believe free cash flow is useful to investors as a basis for comparing our results with other companies in our industries, although our measure of free cash flow may not be directly comparable to similar measures used by other companies. Free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other non-discretionary payments, such as mandatory debt repayments, are not deducted from the measure.
Free cash flow is defined as cash flows from operating activities less purchases of property and equipment and investment in capitalized software.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we believe provides a meaningful measure of liquidity and a useful basis for assessing our ability to repay debt, make strategic acquisitions and investments, and return capital to investors.
Adjusted EBITDA is defined as cash flows from operating activities adjusted for the following: cash interest, cash taxes, cash deferred compensation plan distributions, cash acquisition expenses, cash realignment costs, changes in operating assets and liabilities, and other cash items (such as those related to our interest rate swap). From time to time, we may exclude from Adjusted EBITDA the impact of certain cash receipts or payments that affect period-to-period comparability.